                                                                    Exhibit 10.1

                                      LEASE

                                 by and between

                         NDNE 9/90 CORPORATE CENTER LLC,
                           its successors and assigns

                                 as Landlord and

                        GENZYME TRANSGENICS CORPORATION,

                                    as Tenant


      Dated as of:  March 26, 1999

                                TABLE OF CONTENTS

SECTION 1 - Reference Data                                              1
      Section 1.1       Reference Information .................
      Section 1.2       Exhibits ..............................

SECTION 2 - Premises and Term                                           4
      Section 2.1       Premises ..............................
      Section 2.2       Term ..................................
      Section 2.3       Appurtenant Rights and Reservations....

SECTION 3 - Commencement Date; Improvements                             5
      Section 3.1       Commencement Date .....................
      Section 3.2       Construction of Building ..............
      Section 3.3       Tenant Improvements; Tenant Plans .....
      Section 3.4       Tenant Work ...........................
      Section 3.5       General Provisions Applicable to.......
                         Tenant Work...........................
      Section 3.6       Performance of Tenant's Work...........
      Section 3.7       Delays.................................
      Section 3.8       General Provisions Applicable to ......
                         Construction..........................
      Section 3.9       Construction Representations...........
      Section 3.10      Changes in Building or Lot.............

SECTION 4 - Rent                                                        11
      Section 4.1       The Annual Rent .......................

SECTION 5 - Operating Cost Escalation                                   11
      Section 5.1       Operating Cost Escalation .............
      Section 5.2       Estimated Operating Cost
                        Escalation Payments ...................
      Section 5.3       Park Expenses
      Section 5.4       Audit Right

SECTION 6 - Real Estate Tax Escalation                                  14
      Section 6.1       Real Estate Tax Escalation ............
      Section 6.2       Estimated Real Estate Tax Escalation
                        Payments ..............................
65
      Section 7.1       Tenant's Insurance ....................
      Section 7.2       Requirements Applicable to Insurance...
                         Policies..............................
      Section 7.3       Waiver of Subrogation .................
      Section 7.4       Landlord's Insurance

SECTION 8 - Landlord's Covenants                                        16
      Section 8.1       Quiet Enjoyment .......................
      Section 8.2       Maintenance and Repair ................
      Section 8.3       Electricity ...........................
      Section 8.4.      HVAC. .................................
      Section 8.5       Cleaning ..............................
      Section 8.6       Interruptions .........................

SECTION 9 - Tenant's Covenants                                          19
      Section 9.1       Use ...................................
      Section 9.2       Repair and Maintenance  ...............
      Section 9.3       Compliance with Law and Insurance

                        Requirements ..........................
      Section 9.4       Tenant's Work .........................
      Section 9.5       Indemnity .............................
      Section 9.6       Landlord's Right to Enter .............
      Section 9.7       Personal Property at Tenant's Risk ....
      Section 9.8       Yield Up ..............................
      Section 9.9       Estoppel Certificate ..................
      Section 9.10      Landlord's Expenses Re Consents .......
      Section 9.11      Rules and Regulations .................
      Section 9.12      Holding Over ..........................
      Section 9.13      Assignment and Subletting .............
      Section 9.14      Overloading and Nuisance ..............

SECTION 10 - Casualty or Taking                                         25
      Section 10.1      Termination ...........................
      Section 10.2      Restoration ...........................
      Section 10.3      Award .................................

SECTION 11 - Default                                                    28
      Section 11.1      Events of Default .....................
      Section 11.2      Remedies ..............................
      Section 11.3      Remedies Cumulative ...................
      Section 11.4      Landlord's Right to Cure Defaults .....
      Section 11.5      Effect of Waivers of Default ..........
      Section 11.6      No Accord and Satisfaction ............
      Section 11.7      Interest on Overdue Sums ..............
      Section 11.8      Costs and Expenses ....................

SECTION 12 - Mortgages                                                  30
      Section 12.1      Rights of Mortgage Holders ............
      Section 12.2      Lease Subordinate......................
      Section 12.3      UNUM Mortgage

SECTION 13 - Miscellaneous Provisions                                   32
      Section 13.1      Notices from One Party to the Other ...
      Section 13.2      Lease Not to be Recorded;
                        Notice of Lease .......................
      Section 13.3      Bind and Inure; Limitation of
                        Landlord's Liability ..................
      Section 13.4      Acts of God ...........................
      Section 13.5      Landlord's Default ....................
      Section 13.6      Brokerage .............................
      Section 13.7      Miscellaneous .........................
      Section 13.8      Security Deposit/Letter of Credit......
      Section 13.9      Leasehold Lot..........................
      Section 13.10     Americans With Disabilities Act........

                                      LEASE

                                    SECTION 1

                                 Reference Data

Section 1.1. Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

Date of this Lease:     As of March 26, 1999

Premises:         That portion (shown as outlined on Exhibit A) of the Building on the Lot known as and numbered 175 Crossing Boulevard in Framingham, Massachusetts, consisting of approximately 12,468 rentable square feet on the fourth (4th) floor of the Building.

Landlord:                     NDNE 9/90 Corporate Center LLC

Address of Landlord:          2310 Washington Street
                              Newton Lower Falls, Massachusetts 02462

Tenant:                       Genzyme Transgenics Corporation

Original Address              Five Mountain Road
of Tenant:                    Framingham, MA 01701

Landlord's Construction Representative:         Mark L. Paris

Tenant's Construction Representative:           Jack Green

Anticipated Term Commencement Date:             June 1, 1999

Commencement Date: As defined in Section 3.1.

Original Term: Seven (7) years beginning on the Term Commencement Date; provided, however, if the Term Commencement Date is other than the first day of a calendar month the, the Original Term shall expire on the last day of the calendar month in which the seventh (7th) anniversary of the Term Commencement Date shall fall.

Premises Square Footage: Approximately 12,468 rentable square feet as determined in accordance with the Measurement Method.

Annual Fixed Rent:

      Lease Year               Annual Fixed Rent          Monthly Payment
      ----------               -----------------          ---------------
                                  (per annum)
                                  -----------

1 and 2, inclusive                $317,934.00               $26,494.50

3 and 4, inclusive                $330,402.00               $27,533.50

5, 6 and 7, inclusive             $342,870.00               $28,572.50

Lease Year or lease year: Each consecutive 12 calendar month period immediately following the Commencement Date, but if the Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month of the Initial Term. The first lease year shall include any partial month between the Commencement Date and the first day of the first full calendar month immediately following the Commencement Date.

Annual Base Operating Costs: An amount equal to the Landlord's Operating Costs for the Property during the calendar year January 1, 1999 through December 31, 1999.

Annual Base Real Estate Taxes: An amount equal to the Real Estate Taxes for the Property applicable to the fiscal tax year July 1, 1999 to June 30, 2000.

Permitted Uses: General Office.

Public Liability Insurance Limit:

Bodily Injury                 Combined single limit of $2,000,000, or such
and Property Damage           greater amount as reasonably required by Landlord
                              from time to time.

Tenant's Proportionate Share: Ten and 63/100ths (10.63%) Percent.

Broker: CB Whittier Partners and Fallon Hines & O'Connor.

Security Deposit: Letter of Credit in the amount of $249,360.00. See Section
13.8.

Lot or Lots: The Fee Lot and the Leasehold Lot, as the same may be configured and constituted from time to time.

Fee Lot: the lot or parcel of land on which the Building is or will be located and known as Lot 8A as more particularly set forth in Exhibit B.

Leasehold Lot: Parcel 7A as described in Exhibit B on which the Leasehold Parking Area is located.

Building: The approximately 117,290 rentable square foot building erected on the Fee Lot by Landlord and all alterations and additions thereto and replacements thereof. In the event that the total number of rentable square feet contained in the Building shall increase due to any addition to the Building, then Tenant's Proportionate Share shall be adjusted to be the quotient obtained by dividing the Premises Square Footage by the adjusted total number of rentable square feet then contained in the Building.

Leasehold Parking Area: The areas designated as the Leasehold Parking Area on Exhibit C attached hereto and any alteration or replacement thereof designated by Landlord in writing to Tenant.

Measurement Method: The Modified New York BOMA Measurement Method, 1980, Reaffirmed 1989 except as follows: (i) measurements will be taken to the inside face of glass on exterior walls, even if the glass is not the dominant portion of the exterior wall, (ii) measurements to common areas, halls, etc. will be to the center line of the partition, (iii) common areas such as the first floor lobby, elevator lobbies, cafeteria, locker room/shower facilities, common corridors, etc. will be included in rentable area, and (iv) any vertical penetrations dedicated solely to Tenant's use (i.e. in excess of vertical penetrations required to service a standard office building) shall be included in usable areas. Rentable Area to be determined utilizing the following formulation: Usable Square Footage of Building / Efficiency Factor = Rentable Square Footage.

Park: The term "Park" shall mean the land described in Exhibits A-1 and A-2 of the Park Covenants together with other land hereafter added thereto under the Park Covenants and together with the buildings, structures and other improvements as may, from time to time, be constructed thereon, and all of which are referred to in the Park Covenants as "9/90 Corporate Center".

Property: The Building and the Lot.

      Park Covenants: The Amended and Restated Declaration of Covenants, Restrictions, Development Standards and Easements attached hereto as Exhibit H together with any amendments thereto as are permitted thereunder.

Tenant Plan Delivery Date: March 26, 1999.

Term of this Lease: The Original Term and any proper extension period extending the Original Term.

Business Day: All days except Sundays and legal holidays.

Business Hours: 8:00 a.m. to 6:00 p.m. on all Business Days except Saturdays and Saturdays from 8:00 a.m. to 1:00 p.m.

Ground Lease: The Indenture of Lease dated as of August 15, 1980, between the Inhabitants of The Town of Framingham ("Town") as landlord and The First National Bank of Boston (Bank of Boston) notice of which is recorded with the Middlesex South Registry of Deeds (The Registry) in Book 14306, Page 282 (the "Original Ground Lease"). The interest of The Bank of Boston as tenant under the Original Ground Lease was assigned to 9/90 Crossing Associates Limited Partnership ("9/90") pursuant to that certain lease assignment dated as of July 29, 1987, and recorded with the Registry in Book 18428, Page 050. The interest of "9/90" as tenant under the Original Ground Lease was further assigned by "9/90" to Rose Holding, Inc. ("Rose") pursuant to that certain Lease Assignment dated as of June 10, 1994, recorded with the Registry in Book 24620, Page 63. The Original Ground Lease was amended by amendment to lease dated the August, 1996, by and between the Town and Rose. All references herein to the Original Ground Lease shall mean the Original Ground Lease as so assigned and amended. The interest of Rose as tenant under the Ground Lease under the Original Ground Lease insofar as it relates to the Leasehold Lot was assigned to the Landlord hereunder by Assignment and Assumption of Leasehold Interest dated January 21, 1998 from Rose to Landlord (the "Rose Partial Assignment"). All references in this Lease to the Ground Lease shall mean the Original Ground Lease as assigned to Landlord by the Rose Partial Assignment as it may be further assigned or amended from time to time and, for purposes hereof, the premises thereunder shall be deemed to include only the Leasehold Lot and all obligations of Landlord as tenant thereunder related solely to the Leasehold Lot.

Section 1.2. Exhibits. The following Exhibits are attached to and incorporated in this Lease:

      Exhibit A:     Plan of Premises
      Exhibit A-1:   Site Plan of Building and Lot
                     (includes Leasehold lot)
      Exhibit B:     Lot
      Exhibit C:     Leasehold Parking Area
      Exhibit D:     Specifications of Leasehold Improvements
                      and Tenant Layout
      Exhibit E      Cleaning Specifications
      Exhibit F:     Rules and Regulations
      Exhibit G:     Option to Extend
      Exhibit H:     Park Covenants
      Exhibit I:     Intentionally Omitted
      Exhibit J:     Form of SNDA

                                    SECTION 2

                                Premises and Term

      Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing encumbrances and other matters of record and subject to the terms and provisions of this Lease.

      Section 2.2. Term. TO HAVE AND TO HOLD for the Original Term beginning on the earlier of (a) the date the Landlord's TI Work shall be deemed to be substantially complete pursuant to Section 3.3 and (b) the date on which Tenant shall occupy all or any part of the Premises for the conduct of business (whichever of said dates is appropriate being hereafter referred to as the "Term Commencement Date"), and continuing through the last day of the Original Term, unless sooner terminated as hereinafter provided. It is agreed and understood that mere "Early Entry" (as hereafter defined) by Tenant and its contractors for purposes of Tenant installing voice and data telecommunication lines and cabling pursuant to Section 3.2(f) shall not be deemed to satisfy the condition in clause (b) hereof.

      Section 2.3. Appurtenant Rights and Reservations.

      (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building, the common toilets, corridors and elevator lobby of the floor on which the Premises is located; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to this Lease and to the right of Landlord to designate and change from time to time areas and facilities so to be used provided that (i) such changed facilities are substantially equivalent or better and (ii) Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's access to and use of the

Premises. Tenant and its employees shall also have the non-exclusive right to use, in common with others entitled thereto, such other common areas and facilities in or appurtenant to the Building as Landlord may from time to time designate and provide. Tenant and its employees shall also have the non-exclusive right to use, in common with others entitled thereto, the Leasehold Parking Area for parking purposes only.

      (b) Excepted and excluded from the Premises are exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts, fan rooms, mechanical, electric and telephone closets, janitor closets, freight elevator vestibules and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, but included in the Premises are all entry doors to the Premises and all special installations of Tenant, such as interior stairs, special flues and special air conditioning facilities. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, shafts, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Landlord reserves the exclusive use of all fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, pipes, ducts, conduits, wires and appurtenant fixtures located within the Premises which serve exclusively or in common other parts of the Building. In exercising its rights pursuant to (a) and (b) above, Landlord shall use good faith efforts to avoid unreasonable interference with Tenant's use of the Premises. Any installations or relocations of pipes, shafts, wires, ducts, conduits and appurtenant fixtures shall, to the extent reasonably possible be located above ceilings or between walls.

                                    SECTION 3

                                  Improvements

      Section 3.1. Construction of Building. Intentionally Omitted.

      Section 3.2. Tenant Improvements; Tenant's Plans; Pricing of Tenant's Work; Landlord's T.I. Work.

      (a) Tenant agrees to deliver to Landlord not later than the Tenant Plan Delivery Date a detailed floor plan layout together with working drawings and written instructions (herein called "Tenant's Plans") in accordance with and containing at least the information detailed in Exhibit D and reflecting the partitions and improvements desired by Tenant in the Premises. Within fourteen
(14) days of the receipt of Tenant's Plans, Landlord shall furnish to Tenant in writing a time schedule for the completion of the work shown on Tenant's Plans and the Tenant Improvement Costs (as hereafter defined) for the cost of construction work and material necessary to complete the work shown in Tenant's Plans in accordance with Tenant's Plans. As used herein, the Term "Tenant Improvement Costs" shall mean the aggregate of (a) the "Cost of the Work" (as defined in AIA Document A111 (1978

Edition)) necessary to complete the work and improvements shown on Tenant's Plans (b) all architectural and engineering fees necessary to prepare, develop, revise and finalize Tenant's Plans and (c) Landlord's contractor's fee in the total amount equal to 8% of the Cost of the Work. Tenant shall notify Landlord in writing, within five (5) Business Days of receipt by Tenant of the estimate of, and the time schedule for, the Tenant Improvement Costs, of either its approval thereof and its authorization to Landlord to proceed with construction in accordance with Tenant's Plans or any changes in Tenant's Plans. In the event Tenant elects the latter alternative (namely, to change Tenant's Plans), Landlord shall within five (5) Business Days of receipt of said changes in Tenant's Plans quote to Tenant all estimated changes in Tenant Improvement Costs (the "First Revised Tenant Improvement Costs") resulting from said plan modifications. Tenant shall, on or before the third (3rd) Business Day (the "Outside Authorization to Proceed Date") following the receipt by Tenant of the First Revised Tenant Improvement Costs, give notice to Landlord of either (i) its approval thereof and its authorization to Landlord to proceed with the construction in accordance with Tenant's Plans as modified or (ii) of any further changes in Tenant's Plans. If Tenant again elects the latter alternative (namely to change Tenant's Plans), the foregoing procedures and time periods for delivery of additional quotes to Tenant of all changes in Tenant Improvement Costs and for Tenant's either giving authorization to proceed or to make further changes on Tenant's Plans shall apply, except that the Outside Authorization to Proceed Date shall not be further extended. Tenant agrees to use good faith diligent efforts to finally approve all such changes in the Tenant Improvement Costs and in Tenant's Plans and to give its authorization to proceed with construction as aforesaid on or before the Outside Authorization to Proceed Date. Tenant shall be charged with responsibility for all delays and increased costs and expenses related to any failure of Tenant to give Landlord full authorization to proceed with construction as shown on Tenant's Plans, as so changed by Tenant, on or before the Outside Authorization to Proceed Date (including loss of rent to the extent so provided in Section 3.3(c) hereof) provided that, in the case of changes, Landlord identifies all such increased costs due to such change at the time Landlord quotes the cost of such change to Tenant.

      To the extent that the Tenant Improvement Costs exceed the amount of $20.00 per rentable square foot contained in the Premises (the "TI Allowance"), Tenant shall be responsible for such excess costs (the "OBS Costs") as hereinafter set forth. Tenant shall reimburse Landlord for OBS Costs as follows: during the performance of Landlord's TI Work, Landlord may, on or about the first day of each month, deliver to Tenant a statement showing that proportion of OBS Costs allocable to the previous month's work. Tenant shall pay to Landlord the amount specified in each such statement within thirty days after receipt of such statement. Any failure by Tenant to pay when due any amount required in this paragraph shall entitle the Landlord to the same rights and remedies as a failure to pay Annual Fixed Rent when due.

      (b) Time is of the essence in connection with delivery of Tenant's Plans to Landlord, review of Tenant's Plans, approval of the Tenant Improvement Costs and time schedule by Landlord and authorization to Landlord to proceed with construction on or before the Outside Authorization to Proceed Date. Should Tenant fail to deliver Tenant's Plans as scheduled, or fully authorize Landlord to proceed on or before the Outside Authorization to Proceed Date, or if Tenant makes changes or alterations to the matters shown on Tenant's Plans as approved by Landlord and Tenant, the Anticipated Term Commencement Date shall be deferred one day for each day of delay caused by, or chargeable to, Tenant or Tenant's architect.

      (c) Tenant hereby agrees that the work shown in Tenant's Plans (the "Landlord's T.I. Work") to the Premises will be performed by Landlord's general contractor. Tenant shall also pay the Landlord, within ten (10) days of billing therefor, for any increases in the Tenant Improvement Costs resulting from changes in the Tenant's Plans (which Tenant or its architect request or which result from errors, omissions or incompleteness of such Tenant Plans or which result from any failure of such Tenant Plans or the work shown thereon to comply with applicable laws, ordinances, rules and regulations), as finally approved, it being understood that such increased costs shall be equal to the aggregate of
(a) the Cost of the Work (as defined above) for such changes, plus architectural and engineering fees (b) Landlord's contractor's fee in the total amount equal to eight (8%) percent of the Cost of the Work for such changes and (c) all delay costs and expenses (including, without limitation, loss of rent to the extent so provided in Section 3.3(c) hereof) identified by Landlord in writing at the time of agreeing to any change, to the extent actually incurred or suffered. Although Landlord's general contractor will charge an eight (8%) percent fee as part of the Tenant Improvement Costs, Landlord shall not, itself, charge any separate construction administration fee. Landlord will not be required to solicit bids for the general contract but shall solicit bids from subcontractors. Landlord agrees to use due diligence to complete the work described in Tenant's Plans on or before the Anticipated Term Commencement Date (as extended pursuant to this Lease). Landlord shall not be required to install any improvements or approve any aspect of Tenant's Plans which are not approved by Landlord's architect or which do not comply with applicable law, ordinances or codes. Further, Landlord will not be responsible for any failure of the design (including, without limitation, errors, omissions and incompleteness of Tenant's Plans and instructions from Tenant's architect) of Landlord's T.I. Work (including without limitation, the plans, specifications, layouts or materials) to comply with applicable laws, ordinances or codes. If Landlord determines that any portion of the Landlord's T.I. Work should be performed by a subcontractor who is not the lowest bidder for the applicable division of the Landlord's T.I. Work, then the designation of the subcontractor who will be selected to perform such portion of the Landlord's T.I. Work shall be subject to the mutual agreement of Landlord and Tenant. In case of delays in the Landlord's T.I. Work due to governmental regulation, unusual scarcity or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control, the Anticipated Term Commencement Date shall be extended for the period of such delays.

      (d) Tenant agrees that for any delay in performing work to prepare the Premises for occupancy caused by it, or anyone employed by it (including without limitation, Tenant's architect), the Anticipated Term Commencement Date will be adjusted one day for each such day of delay.

      (e) If Landlord shall be unable to give possession of the Premises on the Anticipated Term Commencement Date because the

Premises is not substantially completed (as provided in Section 3.3), then, subject to the provisions of Section 3.3(c) hereof, Landlord shall not be subject to any liability for failure to give possession on said date , nor shall such failure affect the validity of this Lease.

      (f) To the extent that Landlord, in good faith, believes that Landlord's TI Work shall not be adversely affected by such entry, Landlord shall use good faith efforts to permit Tenant's agents and contractors to enter the Premises approximately two (2) weeks prior to the date which Landlord projects will be the Term Commencement Date (the "Early Entry") in order to commence installation of Tenant's voice and data communication systems, wiring and cabling. With respect to such Early Entry, Tenant shall be bound by all of the terms of this Lease except the obligation to pay Annual Fixed Rent, Operating Cost Escalations and Real Estate Tax Escalations. All of the Tenant's installation of furnishings and equipment shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Building or Lot or materially interfere with Landlord's T.I. Work. Landlord agrees to use good faith efforts to cooperate with Tenant to maintain harmonious labor relations with workers performing work on behalf of Tenant to prepare the Premises for occupancy by Tenant. Except for installation of furnishings and equipment and voice and data telecommunication equipment, any construction work to be performed in the Premises shall be performed by Landlord's general contractor and subcontractors selected by Landlord (as aforesaid).

      Section 3.3. Preparation of Premises for Occupancy.

      (a) Landlord agrees to use diligent efforts to substantially complete construction of Landlord's T.I. Work as provided in this Section 3 on or before the Anticipated Term Commencement Date as such date may be extended pursuant to the terms of this Lease. Without limiting any other provision of this Section 3, the time for completion of Landlord's TI Work provided herein shall also be extended by the duration of any delay referred to in Section 13.4.

      (b) Landlord's TI Work shall be deemed "substantially complete" on the date on which (i) construction of the same shall have been substantially completed in accordance with Tenant's Plans (as finally approved) (with the exception of minor items which can be completed without material interference to Tenant's moving into or use of the Premises ie. "punch-list items") and (ii) a certificate of occupancy (permanent or, provided it does not materially interfere with moving into or use of the Premises by Tenant, a temporary certificate of occupancy) shall have been issued by the Town of Framingham.

      (c) If the Landlord is unable to give possession of the Premises on the Anticipated Term Commencement Date initially designated and specified in Section
1.1 of this Lease (without regard to any subsequent extensions of such date pursuant to the provisions of this Lease) because the Premises are not substantially complete or ready for occupancy due to delays caused by, or chargeable to, Tenant or Tenant's architect or anyone employed by Tenant, including without limitation, change orders, lack of timely action with respect to plans or submission of information which Tenant is required to provide, failure of Tenant to give Landlord authorization to proceed on or before the Outside Authorization to Proceed Date, errors, incompleteness or inaccuracy in Tenant's Plans or the failure of the design or layout of the Landlord's T.I. Work to comply with all applicable laws, ordinances, rules and regulations or any other actions or inactions by Tenant or Tenant's architect or anyone employed by Tenant, which prevents or delays Landlord in performing or completing any construction or work to be performed by Landlord or its contractors, including without limitation Landlord's T.I. Work, Tenant shall pay to Landlord for each day of such delay an amount equal to one day's Annual Fixed Rent. Any payments due Landlord under this clause shall be paid within five (5) days of the invoice from Landlord stating the charge and, in all such cases, the Anticipated Term Commencement Date will be adjusted one day for each day of such delay. Landlord shall provide Tenant with written notice of any delays caused by or attributable to Tenant under this Section 3.

      If the Term Commencement Date has not occurred by the Anticipated Term Commencement Date (as it may be extended pursuant to this Lease), Tenant shall have the right to terminate this Lease by giving notice to Landlord, not later than thirty (30) days after the Anticipated Term Commencement Date (as so extended), of Tenant's desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party ninety (90) days after the giving of such notice, unless, within such 90-day period, Landlord substantially completes Landlord's TI Work to the extent required by Section 3.3(b) above, which substantial completion shall void Tenant's election to terminate; and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete Landlord's TI Work within such time.

      (d) Landlord shall complete all incomplete items with due diligence and will use good faith efforts to complete all punch-list items within thirty (30) days after the Term Commencement Date except for items which, because of the season or weather, or the nature of the item are not practical to complete within such thirty (30) day period and Landlord will use due diligence to complete such other items with due diligence when the season and weather permit or when it becomes practical to complete the same.

      (e) Tenant has advised Landlord that Tenant would, if Landlord's TI Work is then substantially complete, accept delivery of the Premises and the occurrence of the Term Commencement Date sooner than June 1, 1999. Accordingly, notwithstanding section 4.1 of the Lease to the contrary, Tenant hereby agrees to pay Landlord 200% of the Annual Fixed Rent plus 100% of the Additional Rent otherwise payable by Tenant under this Lease (on a per diem basis) for each day prior to June 1, 1999 that the Term Commencement Date shall occur (For example, if the Landlord's TI Work were substantially complete on May 25, 1999 then, the Term Commencement Date would be May 25, 1999 and for and with respect to the period May 25, 1999 through and including May 31, 1999, Tenant shall pay 200% of the Annual Fixed Rent and 100% of the Additional Rent otherwise payable by Tenant hereunder for each such day).

      It is agreed and understood that the increased rent provisions of this
Section 3.3(e) shall apply only in the event that the Term Commencement Date shall occur on or before May 31, 1999.

      Section 3.4. General Provisions Applicable to Construction. All construction work required or permitted by this Lease, whether by

Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects. All of Landlord's obligations under Section 3 shall be deemed to have been performed when Landlord gives Tenant (i) a certificate of occupancy from the Town of Framingham, Massachusetts, and (ii) a written certificate from Landlord's architect stating that the Premises are substantially complete within the meaning of Section 3.3(b), except for punch-list items which are then incomplete or do not conform with the requirements of this Section 3 and as to which Tenant shall in either case have given notice to Landlord prior to the date Tenant takes occupancy of the Premises, and Landlord's obligations with respect to the items included in such notice shall be deemed to have been performed five business days after Landlord shall have notified Tenant in writing that the same have been completed unless during such five day period Tenant shall give written notice to Landlord to the contrary.

      In addition to the foregoing, so long as Tenant shall, on or before the first (1st) anniversary of the Term Commencement Date, provide Landlord with written notice of a defect in workmanship or materials in connection with Landlord's TI Work, which defect was not reasonably discoverable at the time Tenant delivered Landlord its punch list pursuant to the immediately preceding paragraph of this Section 3.4, then Landlord shall repair such defect within thirty (30) days after such notice (provided that such notice is given to Landlord on or before the 1st anniversary of the Term Commencement Date.

      Section 3.5. Construction Representatives. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying thereon.

      Section 3.6. Certain Landlord Obligations. Intentionally Omitted.

      Section 3.7. Tenant's Plans. Tenant shall select and directly contract for the architectural, space planning and engineering services related to the Landlord's T.I. Work (the "Tenant's Space Planning Services") which services shall include space planning, space layout, furniture selection and installation, graphics, interior design signage as well as the design of those parts of the electrical, mechanical, plumbing and HVAC systems, as are included in the Landlord's T.I. Work. The cost of Tenant's Space Planning Services shall be included in the Tenant Improvement Costs (as defined in Section 3.2(a)). Tenant shall be solely responsible for any errors, incompleteness, defects and deficiencies in the Tenant's Plans and for any failure of the Tenant's Plans or the work shown thereon to comply with all applicable laws rules and regulations applicable thereto.

      Section 3.8. Controlling Provisions. To the extent that there is any inconsistency between the Exhibits to this Lease and the provisions of Section 3, the provisions of Section 3 shall govern any such inconsistency.

      Section 3.9. Changes In Building or Lot. Landlord reserves the right to change its layout, design and plans for the Lot and Leasehold Parking Area and for parking and roadways thereon at any time and to add to or reduce the size of the Lot; provided that no reduction in the size of the Lot may adversely affect the Building or the number of parking spaces made available to Tenant under this Lease (namely 4 spaces per thousand square feet contained in the Premises Square Footage)or access ways serving the Buildings.

                                    SECTION 4

                                   Annual Rent

      Section 4.1. The Annual Rent. Tenant shall pay all Annual Fixed Rent and Additional Rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct in equal installments equal to 1/12th of the Annual Fixed Rent and Additional Rent from time to time payable hereunder in advance on the first day of each calendar month included in the Term of this Lease, and for any portion of a calendar month at the beginning or end of the Term of this Lease, at that rate payable in advance for such portion. Tenant shall pay an administrative fee equal to five (5%) percent of the amount of any Annual Fixed Rent or Additional Rent payment or other charge which is not paid within five (5) days after the due date thereof. Notwithstanding the foregoing sentence to the contrary, the five (5) day grace period shall only apply to the first two (2) late payments in any calendar year. Upon the occurrence of the third late payment in any calendar year and thereafter at any time during the Term of this Lease when Annual Fixed Rent, Additional Rent or other charges are not paid when due, the 5% administrative fee shall be payable without the benefit of the 5 day grace period. The Annual Fixed Rent is subject to adjustment pursuant to Section 3.3(e) of this Lease in the event that the Term Commencement Date shall occur on or before May 31, 1999.

                                    SECTION 5

                            Operating Cost Escalation

      Section 5.1. Operating Cost Escalation. Tenant shall pay to Landlord, as Additional Rent, Operating Cost Escalation (as defined below) on or before the 30th day following receipt by Tenant of Landlord's Operating Cost Statement (as defined below). After the end of each calendar year during the term and after Lease termination, Landlord shall render a statement ("Landlord's Operating Cost Statement") in reasonable detail and according to usual accounting practices, certified by Landlord, and showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Costs (as defined below), Landlord's Operating Costs shall include, without limitation, premiums for insurance covered by Landlord with respect to the Property; compensation and all fringe benefits, worker's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the managing, operating, maintaining or cleaning of the Property (If such persons are engaged with respect to more than one property, such costs shall be appropriately allocated among the Property and such other properties); water and sewer use charges for the Property; all utility charges not billed directly to tenants by Landlord or the utility; payments to contractors and management companies under service or management contracts (or other costs incurred directly by Landlord or its agents) for operating, managing, cleaning, maintaining and repairing the Property, including, without limitation, management fees, Building cleaning, window cleaning, pest extermination, trash removal, landscaping, snow removal and repair and maintenance to elevators, the HVAC, electric and plumbing systems and parking areas (which payments may be to affiliates of Landlord, provided the same are at reasonable rates), and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining, replacing or repairing of the Building or any portion or component thereof and/or any portion of the Property including, without limitation, the operation or maintenance of a cafeteria/food service operation in the Building; it being agreed that if Landlord shall install a new or replacement capital item, the annual amortization (determined by Landlord) of the cost thereof, with interest thereon at an annual rate equal to two (2%) percent above the base rate (prime rate) of BankBoston (or any other Bank having offices in Boston, Massachusetts chosen by Landlord) from time to time, shall be included in Landlord's Operating Costs. Without limiting the generality of the foregoing, it is expressly understood and agreed that all costs and expenses allocated to the Property under the Park Covenants, as the same may be amended, restated, modified, changed, supplemented or substituted from time to time shall not be included in Operating Costs but shall be payable as provided in Section
5.3 hereof. If, during the Term of this Lease, Landlord shall incur capital expenses in connection with repairs or replacement of the roof, foundation or structure of the Building, there shall be included in Landlord's Operating Costs for that and in each succeeding calendar year, the amount of the annual amortization (determined by Landlord) of the cost thereof, with interest thereon, at an annual rate equal to two (2%) percent above the base rate (prime rate) of BankBoston (or any other bank having offices in Boston, Massachusetts chosen by Landlord) from time to time in effect at the time of making such capital repairs or replacements (less insurance proceeds or other proceeds, if any, collected by Landlord by reason of damage to, or destruction of, any capital items so repaired). In replacing a capital item, Landlord shall replace such capital item with a capital item of substantially similar quality and utility to that being replaced so long as such a replacement is deemed appropriate and prudent in light of ownership and management practices then being employed in other first class office buildings. Landlord's Operating Costs shall not include any cost or expense covered by a warranty to the extent of the coverage afforded by said warranty and Landlord shall use good faith efforts to realize coverage under applicable warranties.

      In determining Landlord's Operating Costs, if less than 95% of the Building shall have been occupied by tenants and fully used by them, at any time during the year, Landlord's Operating Costs shall be extrapolated to an amount equal to the like operating expenses that would normally be expected to be incurred had such occupancy been 95% and had such full utilization been made during the entire period.

      "Operating Cost Escalation" shall be equal to Tenant's Proportionate Share of the excess, if any, of:

      (a) Landlord's Operating Costs for each calendar year as indicated by Landlord's Operating Cost Statement; over

      (b) The Annual Base Operating Costs.

      Notwithstanding the above calculation, in no event shall Operating Cost Escalation be less than zero.

      Tenant acknowledges that Landlord's formula for sharing of Landlord's Operating Costs stated in this Lease is based on the assumption that Landlord will be providing substantially similar services to all tenants in the Property from year to year. If this assumption is not, in fact, correct, that is, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Landlord's Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed, for purposes of this paragraph, to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had, at its own expense, furnished such work or service to such tenant.

      Operating Cost Escalations shall be apportioned for any calendar year in which the Term of this Lease commences or ends. Notwithstanding any other provision of this Section 5.1, if the term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the term, Tenant's last payment to Landlord under this
Section 5.1 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Operating Cost Statement and shall be made on or before the later of (a) thirty (30) days after Landlord delivers such estimate to Tenant, or (b) the last day of the term, with an appropriate payment or refund to be made within thirty (30) days submission of Landlord's Operating Cost Statement.

      Section 5.2. Estimated Operating Cost Escalation Payments. If, with respect to any calendar year or fraction thereof during the Term of this Lease, Landlord reasonably estimates that Tenant shall be obligated to pay Operating Cost Escalation, then Tenant shall pay, as Additional Rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly escalation payments equal to 1/12th of the estimated Operating Cost Escalation for the respective calendar year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Operating Cost Statement is delivered to Tenant. Landlord may adjust such estimated monthly escalation payment from time to time (but not more than three times in any calendar year) and at any time during a calendar year, and Tenant shall pay, as Additional Rent, on the first day of each month following receipt of Landlord's notice thereof (which notice shall be accompanied by appropriate documentation supporting such adjustment), the adjusted estimated monthly escalation payment.

      Section 5.3. Park Expenses. As used herein, the term "Park Expenses" shall mean any and all costs or expenses allocated and assessed to the Property under the Park Covenants (as amended from time to time) for each calendar year or portion thereof falling within the Term of this Lease. As Additional Rent under this Lease, Tenant shall pay Landlord Tenant's Proportionate Share of Park Expenses for each calendar year or portion thereof falling within the Term of this Lease (appropriately pro rated and adjusted for any partial calendar year). Such payments shall be made within 30 days after written demand by Landlord. In addition, Landlord shall be entitled to collect monthly estimated payments of Tenant's Proportionate Share of Park Expenses in advance in the same manner as Landlord bills Tenant for monthly estimated payments of the Operating Cost Escalation pursuant to Section 5.2 with an annual reconciliation at the end of each calendar year. Landlord shall have the same rights and remedies against Tenant for failure to timely pay amounts payable by Tenant pursuant to this
Section 5.3 as Landlord has against Tenant for failure to pay Annual Fixed Rent when due.

      Section 5.4. Audit Right. Provided that Tenant shall have first paid all amounts due and payable by Tenant pursuant to this Section 5 and upon the written request of Tenant (but not more than once with respect to any calendar year), Tenant shall be permitted to inspect Landlord's books and records pertaining to Operating Costs applicable to the Property for such calendar year. Such inspection shall take place at a mutually agreeable time at the location where such books and records are kept by the Landlord (or the Manager) in the ordinary course. Tenant shall keep the results of any such inspection strictly confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and
(C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Tenant may not conduct an inspection or have an audit performed more than once during or with respect to any calendar year. Provided Landlord's accounting for Operating Costs is consistent with the terms of this Lease, Landlord's good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Operating Costs shall be binding on Tenant in connection with any such audit or inspection. Failure of Tenant to provide Landlord with a written request to review such books and records within 90 days after receipt of a final statement pursuant to this
Section 5 with respect to each respective calendar year shall be deemed a waiver of Tenant's rights hereunder with respect to such calendar year.

                                    SECTION 6

                           Real Estate Tax Escalation.

      Section 6.1. Real Estate Tax Escalation. Tenant shall pay to Landlord, as Additional Rent, Real Estate Tax Escalation (as defined below) on or before the thirtieth (30th) day following billing therefor by Landlord.

      As used herein, the term "Real Estate Taxes" shall mean all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the term hereof and imposed or levied upon or assessed against the Property or any rent or other sums payable by any tenants or occupants thereof. Nothing herein shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be included as real estate taxes hereunder, provided, however, that Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Property were the only property of Landlord. The term "real estate taxes" shall also mean all real estate taxes and assessments (or any substitute therefor) which are allocated to the Property under the Park Covenants.

      "Real Estate Tax Escalation" shall be equal to Tenant's Proportionate Share of the excess, if any, of:

      (a) Real Estate Taxes for the applicable tax fiscal year occurring during the term; over

      (b) the Annual Base Real Estate Taxes.

      Notwithstanding the above calculation, in no event shall Real Estate Tax Escalation be less than zero.

      Notwithstanding any other provision of this Section 6.1, if the Term of this Lease expires or is terminated as of a date other than the last date of a tax fiscal year, then for such fraction of a tax fiscal year at the end of the term, Tenant's last payment to Landlord under this Section 6.1 shall be made to reflect that only a portion of such tax fiscal year falls within the term of this Lease and shall be made within 10 days after Landlord bills Tenant therefor.

      Section 6.2 Estimated Real Estate Escalation Payments. If, with respect to any tax fiscal year or fraction thereof during the term, Landlord reasonably estimates that Tenant shall be obligated to pay Real Estate Tax Escalation, Tenant shall pay, as Additional Rent, on the first day of each month of such tax fiscal year and each ensuing tax fiscal year thereafter, estimated monthly escalation payments equal to 1/12th of the estimated Real Estate Tax Escalation for the respective tax fiscal year, with an appropriate additional payment or refund to be made within 30 days after Landlord's delivery of the tax bills for such period to Tenant. Landlord may adjust such estimated monthly escalation payment from time to time and at any time (but not more than three (3) times) during a tax fiscal year, and Tenant shall pay, as Additional Rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted estimated monthly escalation payment.

                                    SECTION 7

                                    Insurance

      Section 7.1. Tenant's Insurance. Tenant shall, at Tenant's sole cost and expense, maintain throughout the term the following insurance:

            (a) Commercial general liability insurance for any injury to person or property occurring on the Property, naming as insureds Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1, and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord (such policies may be written on a blanket basis covering more than one location provided that the applicable coverages shall be in place with respect to this location); and

            (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises; and

            (c) Tenant acknowledges and agrees that if Landlord is required to obtain any special environmental insurance as a result of Tenant's particular and unique use and occupancy of the Property (meaning a use which is different from mere general and administrative offices), then Tenant shall pay for any insurance premiums related thereto.

      Section 7.2. Requirements Applicable to Insurance Policies. All policies for insurance required under the provisions of Section 7.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance and copies of the policies therefor prior to the beginning of the term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least thirty (30) days' prior written notice thereto.

      Section 7.3. Waiver of Subrogation. All insurance which is carried by either party with respect to the Property or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions.

      Section 7.4. Landlord's Insurance. Landlord shall maintain and keep in effect throughout the Term of this Lease (a) insurance against loss or damage to the Building by fire or other casualty as may be included within either fire and extended coverage insurance or "all-risk" insurance in an amount equal to the full replacement cost of the Building (exclusive of foundations) and (b) comprehensive general liability insurance in amounts determined by Landlord in its sole and absolute discretion. Such coverage may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such deductibles as Landlord may, in its sole and absolute discretion, elect.

                                    SECTION 8

                              Landlord's Covenants

      Section 8.1. Quiet Enjoyment. Tenant, on paying the Annual Fixed and Additional Rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof.

      Section 8.2. Maintenance and Repair. Subject to the provisions of Section 10, Landlord shall maintain the roof, structural supports, foundation and exterior of the Building and all standard plumbing, electrical, mechanical, heating, ventilating and air conditioning systems installed by Landlord (but excluding all special systems installed by Tenant or by Landlord at Tenant's request or which serve the Premises exclusively) in good condition and shall maintain and clean the common areas of the Building and the Lot in a condition similar to other first-class office Buildings in the Metro West Real Estate Market Area, the cost of which shall be included in Landlord's Operating Costs. Except as otherwise expressly provided in this Lease, Tenant shall not be required to make repairs or alterations with respect to the common areas and facilities of the Building. To the extent required by final non-appealable orders or judgments of governmental authorities, code enforcement officers or courts of competent jurisdiction, Landlord shall make repairs and alterations in the common areas and facilities of the Property necessary to bring the same into compliance with applicable laws, codes, ordinances, statutes and by-laws including, without limitation, the ADA. The cost of such compliance shall be included in Landlord's Operating Costs under this Lease.

      Section 8.3. Electricity. Electricity to the Premises shall be separately metered and all utility charges for lights, plugs and so-called heat pumps serving the Premises shall be billed directly to, and paid by, Tenant. If in Landlord's judgment, Tenant's use of electricity in excess of normal office usage shall result in an additional burden on the Building's utility systems or additional cost on account thereof, as the case may be, Tenant shall upon demand reimburse Landlord for all additional costs related thereto. Landlord, at Tenant's expense, shall replace and install all ballasts, lamps and bulbs (including, but not limited to, incandescent and fluorescent) used in the Premises. All such replacements shall be of a type, color and size as shall be designated by Landlord. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electricity is changed or is no longer available or suitable for Tenant's requirements.

      Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, fire protection and other utilities used or consumed on the Premises by Tenant or any party claiming by, through or under Tenant, whether called charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. To the extent included in Landlord's T.I. Work, Landlord shall install or arrange for the installation of utilities serving the Premises. It is understood and agreed that Tenant shall make its own arrangements for obtaining service from such utilities and that Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within ten (10) days of Landlord's invoice therefor, pay to Landlord such charges and services from the utility company.

      Section 8.4. HVAC. Landlord shall, on Business Days and generally during Business Hours furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one (1) person per 150 square feet of usable floor area. If Tenant shall require air-conditioning, heating or ventilation outside the hours and days above specified ("Special Service"), Landlord shall furnish such Special Service and Tenant shall pay to Landlord therefor such charges as may from time to time be in effect. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, or which affects the temperature otherwise maintained by the air-conditioning system, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense. The premises will contain a thermostat which will allow Tenant to call for HVAC Service. The cost of providing HVAC Service (except Special Service or Supplementary HVAC Systems installed exclusively for Tenant's benefit which shall be paid for solely by Tenant), shall be included in Landlord's Operating Costs.

      Section 8.5. Cleaning. Landlord shall provide nightly cleaning services for the Premises in accordance with Exhibit E.

      Section 8.6. Interruptions. Landlord shall not be liable to Tenant for any compensation or reduction of Annual Fixed Rent or Additional Rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized by this Lease or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other obligation to be performed on Landlord's part, by reason of any cause, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of Annual Fixed Rent or Additional Rent by reason thereof, nor shall the same give rise to any claim by Tenant that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards. In so doing, Landlord shall make reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. To the extent within its reasonable control, Landlord shall use good faith efforts to promptly restore any service or utility suspended , curtailed or interrupted by Landlord or Landlord's agents, servants or employees.

      Section 8.7. Building Standard Signage. Landlord shall, at Landlord's sole cost and expense, provide Tenant with Building Standard Signage on the Lobby Directory and at the entrance of the Premises.

                                    SECTION 9

                               Tenant's Covenants

      Section 9.1. Use. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense. Notwithstanding the foregoing, Landlord shall obtain a Certificate of Occupancy for Tenant's use of the Premises for general office purposes as contemplated by Section 3 of this Lease.

      Section 9.2. Repair and Maintenance. Except as otherwise provided in Sections 8 and 10, Tenant shall keep the Premises, including all plumbing, electrical, heating, air conditioning and other systems therein, in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the term, reasonable use and wear and damage caused by Landlord or Landlord's agents, servants or employees only excepted. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises.

      Section 9.3. Compliance with Law and Insurance Requirements. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the

Premises, or generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under Chapter 232 of the Acts of 1982 and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 and regulations adopted pursuant to said Act.

      Landlord may, if it so elects, make any of the repairs, alterations, additions or replacements referred to in this Section which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the reasonable cost thereof within 30 days after written demand.

      Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any hazardous substance maintained on the Premises by Tenant.

      Landlord shall have the right to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section and if any of such inspections reveals contamination by hazardous substances of the Building, the Lot or the Premises as a result of Tenant's operations or actions or the actions of Tenant's agents, contractors or employees, Tenant shall reimburse Landlord for the cost of performing (or contracting for) such inspections.

      Tenant shall comply promptly with the recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

      Section 9.4. Tenant's Work. Tenant shall not make any installations, alterations, additions or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord. Landlord will not unreasonably withhold or delay its consent to non-structural, non-mechanical and non-electrical alterations or improvements to the Premises. Any such work so consented to by Landlord shall be performed only in accordance with plans and specifications therefor reasonably approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to the commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications. Tenant shall keep the Premises at all times free of liens for labor and materials. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive general liability insurance covering such contractors, and naming Landlord and Tenant as additional insureds, on or about the Premises in amounts at least equal to the limits set forth in Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

      Section 9.5. Indemnity. Tenant shall defend, with counsel reasonably approved by Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises unless caused by the negligence or willful misconduct of Landlord or its servants or agents, (b) violation of this Lease by Tenant, or (c) any wrongful act or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees. The indemnity contained in this Section 9.5 shall survive any expiration or earlier termination of this Lease. Tenant shall not be required to indemnify the Indemnified Parties hereunder for loss or damages to the extent such loss or damage is sustained by the Indemnified Parties due to the negligence of the Indemnified Parties.

      Section 9.6. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice (except that in emergencies no notice shall be required) to examine the Premises, make such repairs and replacements as Landlord may be permitted to make pursuant to the terms of this Lease, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

      Section 9.7. Personal Property at Tenant's Risk. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

      Section 9.8. Yield Up. At the expiration or earlier termination of the Term of this Lease, Tenant shall (i) surrender all keys to the Premises, (ii) remove all of its trade fixtures and personal property in the Premises, (iii) remove such installations, alterations and improvements made by Tenant as Landlord may require at the time Landlord consented to the making or installation thereof, repair all damage caused by such removal and yield up the Premises (including all installations, alterations and improvements made by Tenant which Landlord shall not require Tenant to remove as aforesaid) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay Landlord as Additional Rent under this Lease the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 9.8 (which obligations shall survive expiration or earlier termination of the Term of this Lease.

      Section 9.9. Estoppel Certificate. Upon not less than seven (7) Business Days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this
Section 9.9 may be relied upon by any prospective purchaser or mortgagee of the Building.

      Section 9.10. Landlord's Expenses Re Consents. Tenant shall reimburse Landlord promptly on demand for all reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

      Section 9.11. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit F and such additional reasonable rules and regulations as may be adopted from time to time by Landlord (and of which Tenant shall be given written notice) to provide for the beneficial operation of the Lot and Building.

      Section 9.12. Holding Over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of the Term of this Lease. If Tenant retains possession of the Premises or any part thereof or if property to be removed by Tenant upon expiration or termination of the Term of this Lease shall remain in the Premises after the expiration or termination of the Term of this Lease without Landlord's express written consent, Tenant shall thereafter be deemed a tenant-at-sufferance and shall pay Landlord Annual Fixed Rent at 150% of the monthly rate applicable during the calendar month in which such expiration or earlier termination shall occur for the time Tenant thus remains in possession and, in addition thereto, Tenant shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession or failure to remove such property. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

      Section 9.13. Assignment and Subletting.

      (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part. Unless Tenant is a publicly traded company registered on a national stock exchange, a transfer or assignment of 51% (computed on a cumulative, aggregate basis) or more of the stock, equity or other indicia of ownership of Tenant shall be deemed to constitute an assignment in breach of this Section 8.1. Provided that Tenant shall first give Landlord written notice of such a transfer together with reasonable documentation establishing the applicable relationship, the foregoing restrictions shall not be applicable to an assignment of this Lease or a subletting of the Premises by Tenant to an entity (an "Affiliate") which is a subsidiary wholly-owned by Tenant or to a controlling corporation, the stock of which is wholly-owned by the stockholders of Tenant or to a corporation which owns all of, or a controlling interest in, the stock of Tenant. It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to a subsidiary or controlling corporation, that the assignee agree directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

      (b) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, whether or not it has consented to any such assignment, subletting or occupancy, at any time and from time to time collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any breach of Section 8.1 (a), or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting nor shall any such consent release, diminish or impair Tenant's continuing primary liability for performance of this Lease. No assignment or subletting to any party (including, without limitation, any use or occupancy of the Premises by an Affiliate of Tenant) shall affect the Permitted Uses.

      (c) In connection with any request by Tenant for consent to assignment or subletting to a person or entity which is not an "Affiliate", Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the "option" or "Take Back Option") to be exercised in writing within thirty (30) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion, of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Annual Fixed Rent and Additional Rent shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

      If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant's notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Section 9.13 of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in
Section 9.13 of this Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises. In any case where Landlord consents to an assignment of this Lease, Landlord shall be entitled to receive 100% of all amounts received by Tenant in connection with such assignment. Further, in any case where Landlord consents to an assignment or a subletting, Landlord shall be entitled to receive 50% of all Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all net amounts received by Tenant in excess of Annual Fixed Rent and Additional Rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith) after deducting (i) all leasing commissions payable to third party brokers in connection with such transaction (ii) tenant improvement costs necessary to prepare the Premises for use by such successor occupant and
(iii) all then unamortized OBS Costs paid by Tenant in connection with Landlord's TI Work.

      Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of this Section 9.13 and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Section 9.13. In no event shall the Tenant hereunder be released from its liability under this Lease.

      Landlord shall not be deemed unreasonable in refusing to approve a sublease wherein the rent is, in the reasonable judgment of Landlord, at rates which are more than 10% below market for the Premises or Building or where such proposed subtenant is a tenant of any building in the Park.

      Section 9.14. Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

                                   SECTION 10

                               Casualty or Taking

Section 10.1 Abatement of Rent. If the Premises or access thereto shall be damaged or denied by fire or casualty or by action of public or other authority in consequence thereof or if as a result of such fire, casualty or action of public or other authority, Landlord is not able to provide Tenant with the number of parking spaces to which Tenant is entitled under this Lease, Annual Fixed Rent and Additional Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Annual Fixed Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

      Section 10.2 Landlord's Right Of Termination. (a) If (a) the Premises or the Building are substantially damaged by fire or other casualty or by action of public or other authority in consequence thereof (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty
(60) days from the time that repair work would commence), or (b) any mortgagee then holding a mortgage on the Property, or on any interest of Landlord therein, should require that insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or (c) a material uninsured fire or other casualty or loss to the Building should occur or (d) if any part of the Building is taken by any exercise of the right of eminent domain or should be sold in lieu thereof or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      (b) In the event Landlord's mortgagee shall advise Landlord that such Mortgagee will not allow insurance proceeds to be used for restoration and in the event that Landlord is unwilling to provide any additional funds necessary to effect a complete restoration of the Premises, then Landlord shall give Tenant notice of the same and Tenant shall have the right to terminate this Lease within 5 days after the date of such notice, such termination to be effective upon the giving of such notice as if the date of such notice were the date of expiration of the Term of this Lease.

      Section 10.3 Restoration. If this Lease shall not be terminated pursuant to Section 10.2, Landlord shall thereafter use due diligence to restore the Premises to substantially the same condition the Premises were in prior to the damage (exclusive of (a) alterations or improvements made by or on behalf of the Tenant after the Term Commencement Date and (b) fixtures or property removable by Tenant upon expiration or earlier termination of the Term of this Lease, all of which shall be the responsibility of Tenant), provided that Landlord's obligation shall be limited to the amount of insurance proceeds or condemnation awards made available to Landlord therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the ninety (90) day period referred to in Section 10.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause described in
Section 13.5 or beyond Landlord's reasonable control), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty
(30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty
(30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete such restoration.

      Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's improvements, alterations, furniture or furnishings or on any fixtures or equipment removable or to be removed by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. If Tenant desires any other or additional repairs for restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

      Section 10.4 Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking by exercise of the power of eminent domain or any sale in lieu thereof or by reason of anything done in pursuance of public or other authority, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any separate condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses; provided, that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority and shall be prosecuted in a proceeding separate and apart from Landlord.

      Section 10.5 Temporary Taking. In the event of taking of the Premises or Property or any part thereof for temporary use by the exercise of any governmental power, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under this Lease with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

      Section 10.6 No Liability On Account Of Injury To Business, Etc. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant or resulting in any way from damage from fire or other casualty or the repair thereof and Tenant understands and agrees that Landlord shall in no event be responsible for the repair or replacement of any furniture or furnishings or any fixtures or equipment removable by Tenant under the provisions of this Lease. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to the Premises and any alterations or improvements thereto. Upon any expiration or earlier termination of this Lease, any insurance proceeds not theretofore applied to the cost of restoration shall be paid to Landlord. Tenant acknowledges that the fire and extended coverage insurance carried by Landlord shall not extend to Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant and that Tenant shall be responsible for carrying all risk insurance on all such personal property, trade fixtures, floor coverings, furniture and other property removable by it.

                                   SECTION 11

                                     Default

      Section 11.1. Events of Default.

      If any of the following ("Event of Default") shall occur: (a) Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent, Additional Rent or any other sum payable hereunder and if such default shall continue for ten (10) days after notice from Landlord designating such default;

            (b) if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such' correction to completion;

            (c) if any assignment for the benefit of creditors shall be made by Tenant;

            (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

            (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within ten (10) days thereafter;

            (f) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

            (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter,

then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to

Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

      Section 11.2. Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 11.1, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the fair market rental value of the Premises for the residue of the term. In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 11.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      Section 11.3. Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord or Tenant may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

      Section 11.4. Landlord's Right to Cure Defaults. At any time following ten
(10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 11.7 from the date of payment by Landlord to the date of payment by Tenant.

      Section 11.5. Effect of Waivers of Default. Any consent or permission by Landlord or Tenant to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

      Section 11.6. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other sum then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

      Section 11.7. Interest on Overdue Sums. If Tenant fails to pay Annual Fixed Rent, Additional Rent or other sums payable by Tenant to Landlord within ten (10) days of the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord), the amount so unpaid shall bear interest at a variable rate (the "Delinquency Rate") equal to four percent (4%) in excess of the base rate (prime rate) of BankBoston from time to time in effect commencing with the eleventh (11th) day after the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law. If BankBoston shall cease publishing its base rate (prime rate), then the Landlord shall have the right to designate a substitute base rate (prime rate) used by a Boston Area Institutional Lender designated by Landlord to be used in determining the Delinquency Rate.

      Section 11.8. Cost and Expenses: All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any default of Tenant shall be paid by Tenant.

                                   SECTION 12

                                    Mortgages

      Section 12.1. Rights of Mortgage Holders. No Annual Fixed Rent, Additional Rent or any other charge which is paid more than one month prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

      In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, in the manner provided in Section 13.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered.

      In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

      Section 12.2. Lease Subordinate. At Landlord's election, this Lease shall be subject and subordinate to any mortgage now or hereafter on the Lot or Building, or both, which are separately and together hereinafter in this Section
12.2 referred to as "the mortgaged premises", and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section 12.2 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. The word "mortgagee" as used in this Lease shall include the holder for the time being whenever the context permits.

      Notwithstanding anything to the contrary contained in this Section 12.2, Tenant shall not be required to subordinate this Lease to any mortgage or the lien of any mortgage, nor shall the subordination provided herein be self-operative unless the holder of such mortgage, as the case may be, shall enter into an agreement with Tenant, recordable in form, to the effect that, in the event of foreclosure of, or similar action taken under such mortgage, Tenant's possession of the Premises under this Lease shall not be terminated or disturbed by such mortgage holder or anyone claiming under such mortgage holder, as the case may be, so long as Tenant shall not be in default under this Lease. The form of any such agreement shall be the form required by any such mortgagee in its sole and absolute discretion.

      Section 12.3. UNUM Mortgage. Landlord represents that UNUM Life Insurance Company of America ("UNUM") presently holds a mortgage on the Property. Upon execution and delivery of this Lease, Landlord shall use good faith efforts to obtain a so-called "Subordination, Non-disturbance and Attornment Agreement" from UNUM in the form attached to this Lease as Exhibit J ("SNDA"). Landlord shall have no liability or responsibility to Tenant if UNUM refuses to execute and deliver the SNDA nor shall such failure affect the validity of this Lease.

                                   SECTION 13

                            Miscellaneous Provisions

      Section 13.1. Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant until the Term Commencement Date and thereafter to the Premises or such other address as Tenant shall have last designated by notice in writing to Landlord with a copy to Thomas G. Schnorr, Esq., Palmer & Dodge LLP, One Beacon Street, Boston, MA 02108 and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when delivered or tendered for delivery at such address. All notices shall be sent either (i) by certified mail return receipt requested, postage prepaid or
(ii) by reputable overnight delivery service with signature required upon delivery.

      Section 13.2. Lease Not to be Recorded; Notice of Lease. Tenant agrees that it will not record this Lease. If the term of this Lease, including options, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to Landlord.

      Section 13.3. Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

      Section 13.4. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

      Section 13.5. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

      Section 13.6. Brokerage. Tenant and Landlord warrant and represent to the other that neither has had any dealings with any broker or agent in connection with this Lease other than CB Whittier Partners and Fallon Hines & O'Connor (collectively "Brokers"). Tenant and Landlord agree to defend with counsel reasonably approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges which may be asserted against the other as a result of the other's breach of this warranty. Landlord shall pay commissions due and owing to Brokers pursuant to its arrangements with Brokers.

      Section 13.7. Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

      Section 13.8. Security Deposit/Letter of Credit. Upon execution and delivery of this Lease by Tenant, Tenant shall deposit with Landlord a Letter of Credit in the amount and in form and substance satisfactory to Landlord in Landlord's sole and absolute discretion (the "Letter of Credit") to be held and, as applicable, presented and drawn upon and the proceeds thereof retained and applied by Landlord as security for and in satisfaction of the faithful payment, performance and observance by Tenant of the terms, covenants, provisions, conditions and agreements of Tenant under and pursuant to this Lease. It is agreed and understood that in the event of the occurrence of a Default of Tenant, Landlord may present for payment and draw upon the Letter of Credit and Landlord may use, apply or retain the whole or any part of the amounts available to be drawn under the Letter of Credit to the extent required for the payment of any Annual Fixed Rent, Additional Rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any Event of Default or any failure of tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord.

      If Landlord shall present, draw upon and apply or retain all or any portion of the amounts evidenced by the Letter of Credit, Tenant shall immediately replenish and reinstate the amount available to be drawn under the Letter of Credit or cause a substitute Letter of Credit in the form and amount required by this Lease to be re-issued so that at all times during the Term of this Lease, Landlord shall be entitled to draw upon the entire dollar amount of the Letter of Credit in the amounts required hereunder notwithstanding any prior presentation or draw thereon.

      The Letter of Credit must at all times be an "irrevocable clean" commercial Letter of Credit in the amount required by this Lease and payable through a Boston, Massachusetts Clearinghouse Bank, acceptable to Landlord in Landlord's sole discretion. In addition, the Letter of Credit shall be payable solely to the benefit of the Landlord from time to time under this Lease and shall be automatically renewable and, upon the direction of Landlord, transferable to and payable for the benefit of any successor Landlord under the Lease. The Letter of Credit (or substitutes thereof consistent with the terms hereof) shall be and remain presentable and payable for the time period beginning on the date of this Lease through and including the date which is the last to occur of (i) the date which is 60 days after the last day of the Term of this Lease or (ii) the date which is 60 days after the date of delivery of the entire Premises to Landlord in accordance with the terms and provisions of this Lease or (iii) 60 days after the last of Tenant's monetary obligations to Landlord under this Lease have been satisfied in full. Tenant shall bear all costs and expenses in connection with procuring the Letter of Credit and maintaining it in full force and effect for the time periods required hereunder. In the event of a sale or other transfer of the Building, Tenant shall, at its sole cost and expense, cause the Letter of Credit, in the form required hereunder, to be issued to and for the benefit of such transferee or purchaser, as designated by Landlord.

      The Landlord from time to time under this Lease, shall be entitled to receive 60 days prior written notice of any cancellation of the Letter of Credit for any reason and the Letter of Credit shall not be cancellable unless and until Landlord shall have received such sixty (60) day advance written notice. Upon (i) receiving notice of cancellation of the Letter of Credit or (ii) failure of Tenant to deliver to Landlord a substitute Letter of Credit on or before the date which is 30 days prior to any renewal date and whether or not Tenant shall then be in default in the payment, performance or observance of any term, covenant or provision of this Lease, Landlord shall be entitled to present, draw upon and retain the entire amount of the Letter of Credit and upon so doing, Landlord shall be entitled to hold, apply and retain the proceeds of such payment (without any interest payable to Tenant) as if it were a cash security deposit under this Lease to be applied against Event of Default from time to time arising under this Lease in the same manner as if it were the proceeds of the Letter of Credit.

      It is agreed and understood that any failure of Tenant to perform, observe or comply with any term of provision contained in this Section 13.8 to be performed or observed by Tenant shall entitle Landlord to the same rights and remedies under this Lease, as a failure by Tenant to pay Annual Fixed Rent as and when same shall be due and payable.

      The amount of the Letter of Credit shall at all times be $249,360.00.

      Section 13.9. Leasehold Lot. It is expressly understood and agreed by and between Landlord and Tenant that this Lease, as and to the extent that it grants Tenant the appurtenant right to use the Leasehold Parking Area, is a sublease and is subject and subordinate to the Ground Lease with respect to the Leasehold Lot and that no right, power or privilege granted to Tenant hereunder with respect to the Leasehold Lot may be exercised or enjoyed by Tenant and no term, covenant or condition of this Lease insofar as it relates to the Leasehold Lot benefiting Tenant shall be operative if and to the extent that such exercise, enjoyment or operation would not be permitted by or would violate or be in conflict with any term, covenant or condition of the Ground Lease. Without limiting the generality of the foregoing, it is expressly understood and agreed that all rights of Tenant in and to any eminent domain awards in any way related to the Leasehold Lot shall be, and is hereby expressly made, subject and subordinate to the rights of the Landlord under the Ground Lease. Landlord represents and warrants that a true and complete copy of the Ground Lease has been delivered to Tenant's Counsel and that as of the date of execution and delivery of this Lease by Landlord, Landlord is not in default of any term or agreement under the Ground Lease which would give rise to a right to terminate the Ground Lease by the Ground Lease Landlord. Landlord covenants and agrees that Landlord will not violate any of the terms, covenants or conditions of the Ground Lease. The cost of any and all insurance required to be carried by Landlord under the Ground Lease or which Landlord carries in connection with the Ground Lease shall be included in the costs payable by Tenant as Additional Rent under Section 6.3 of the Lease. From and after the Term Commencement Date and to the maximum extent, this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless the Town of Framingham, as landlord under the Ground Lease (the "Ground Lease Landlord") from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, Tenant's contractors, licensees, agents, servants, employees or customers, or anyone claiming by, through or under Tenant so long as Tenant or any occupant claiming under Tenant is using any part of the Leasehold Lot where such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence on the part of Tenant or Tenant's contractors, licensees, agents, servants, employees or customers or anyone claming by, through or under Tenant. The foregoing indemnity and hold harmless agreement shall include indemnity against all costs and expenses and liabilities incurred in or in connection with any claim or proceeding brought thereon and the defense thereof with counsel acceptable to the Ground Lease Landlord. To the maximum extent, this agreement may be made effective according to law, Tenant agrees to use and occupy the part of the entire Leasehold Lot which the Tenant is permitted to use hereunder at Tenant's own risk and the terms of the Ground Lease and Landlord shall have no responsibility or liability for any loss or damage to fixtures or other personal property of Tenant or any person claiming by, through or under Tenant.

      Section 13.10. Americans With Disabilities Act. Notwithstanding anything contained in the Lease to the contrary, Landlord represents that it is currently making good faith efforts to bring the common areas of the Building into compliance with the requirements of Title III of the ADA. Tenant represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with the ADA (including, but not limited to modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons). If the Lease provides that the Tenant is to complete certain alterations and improvements to the Premises, Tenant agrees that all such work shall comply with the ADA. Furthermore, Tenant covenants and agrees that any and all future alterations or improvements made by Tenant to the Premises shall comply with the ADA. Landlord and Tenant agree to indemnify the other for any costs, claims, damages, losses or expenses (including the costs of consulting and legal fees) arising out of the other's breaching its respective responsibilities for compliance with the ADA as required in this Lease. This indemnity shall survive the expiration or earlier termination of this Lease.

      WITNESS the execution hereof under seal as of the day and year first above written.

      Landlord:                     NDNE 9/90 CORPORATE CENTER LLC


                                    By:   ________________________________

                                    Its:  ________________________________



      Tenant:                       GENZYME TRANSGENICS CORPORATION


                                    By:   ________________________________

                                    Its:  ________________________________

NDNE51

                                    EXHIBIT D

                    Specifications of Leasehold Improvements
                               and Tenant Layout:

                       Attached to and made part of Lease
                        dated as of May 26, 1999 between
                    NDNE 9/90 Corporate Center, LLC, Landlord
                                       and
                     Genzyme Transgenics Corporation, Tenant
                       with respect to certain premises at
                175 Crossing Boulevard, Framingham, Massachusetts

1. Dimensional floor plan indicating location of partitions and doors (details required of partition and door types).

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and specification of special electrical outlets; e.g. copiers, computers, etc.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, diffusers, sprinkler heads, etc.

6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

10. Locations and verified dimensions of all built--in equipment (file cabinets, lockers, plan files, etc.).

11. All necessary mechanical, plumbing and electrical and sprinkler drawings to complete the Premises in accordance with Tenant's Plans and tie same into Building systems.

12. All drawings to be uniform size (36" x 48") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1" or larger.

13. Location and details of special floor areas whose loading exceeds any of the following:

                        50 pounds per square foot live load
                        20 pounds per square foot partition load
                        --

            TOTAL =     70 pounds per square foot

14. Location of any special soundproofing requirements.

15. Existence of any extraordinary HVAC requirements necessitating perforation of structural members.

16. Location and details of any interior stairs, blended deck or other special requirements affecting the structure.

17. Any necessary increase in the design loads for the building electrical system and air conditioning system

                                    EXHIBIT F

                              Rules and Regulations

                     175 Crossing Boulevard, Framingham, MA

      RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building, the Lot or the Leasehold Parking Area.

      1. Any sign, lettering, curtain, picture, notice, or advertisement installed within Tenant's Premises (including but not limited to Tenant identification signs on doors to the Premises) which is visible outside of the Premises shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

      2. Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

      3. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials or similar devices inside or outside the Premises.

      4. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises as specified in its lease.

      5. Tenants shall not waste electricity or water and agree to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls. Tenant shall keep public corridor doors closed.

      6. Doors keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors or windows and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

      7. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

      8. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

      9. Tenant shall not install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of Landlord. In no event shall vending machines of any type be installed or used in the Premises.

      10. No person or contractor not employed or approved by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

      11. Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to cook in the Premises (except for the use of a microwave oven) -

      12. Tenant shall not:

            (1) Use the Premises for lodging, manufacturing or for any immoral or illegal purposes.

            (2) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

            (3) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

      13. In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene (except for small quantities of naptha and benzene which shall be permitted and used in connection with the cleaning of Tenant's office equipment), or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.

      14. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

      15. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

      16. Bicycles shall not be permitted in the Building in other than Landlord-designated locations.

      17. Tenant shall cooperate and participate in all security programs affecting the Building, the Lot or the Leasehold Parking Area.

      18. In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act.

      19. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building.

      20. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

      21. Except as otherwise expressly set forth in the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited. Nothing contained herein or in the Lease shall be construed to prevent Tenant from placing wall hangings, framed awards, certificates and salutations and paintings on the walls of the Premises. Nothing contained herein or in the Lease shall be deemed or construed to preclude Tenant from banging normal and customary art work such as photographs or paintings on the interior walls of the Premises provided that Tenant shall repair any holes upon removal.

      22. Landlord shall have the right to limit or control the number and format of listings on the main Building directory.

      23. Tenant's use of delivery areas, loading areas and freight elevators shall be scheduled in advance with Landlord and shall be subject to the approval of Landlord which approval will not be unreasonably withheld or delayed.

      24. The rights of Tenant in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from Tenant's Premises for the Tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No Tenant shall invite to the Tenant's Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the Tenant, its employees, licensees or invitees. No Tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building or Lot or the driveways or parking areas on the Lot or Leasehold Parking Area.

      25. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of normal business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between the Landlord and the Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Tenant's Premises or the Building under the provisions of this rule.

      26. Except as permitted in the Lease, Tenant shall not obtain, accept or use in its Premises food, beverages, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only to such hours, in such places within the Tenant's Premises and under such regulations as may be fixed by the Landlord.

Notwithstanding the foregoing to the contrary, Tenant may (a) have bottled water delivered to and consumed in the Premises and (b) use coffee making equipment in the Premises for [purposes of consumption by Tenant's agents, servants, employees and business invitees.

      27. There shall not be used in any space, or in the public halls of the building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards.

      28. Tenant shall, at Tenant's sole cost and expense, join and shall, at all times during the Original Term or any proper extension thereof, be a member of the MetroWest Transportation Management Association. The provisions hereof shall apply to any assignee or sublessee of Tenant.

      29. All entrance doors in each Tenants Premises shall be left locked when the Tenant's Premises are not in use. Entrance doors shall not be left open at any time. All windows in each Tenant's Premises shall be kept closed at all times and all blinds or drapes therein above ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the Tenant's Premises.

      30. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any Tenant's Premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuses of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

      31. Except as otherwise expressly set forth in the Lease, no signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant or any part of the outside or inside of the Premises or the Building or Lot or Leasehold Parking Area without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

      32. Intentionally omitted

      33. Entry and exiting to and from the Lot and to and from the Leasehold Parking Area and use of all roads, driveways and walkways on the Lot or the Additional Parking Area shall be subject to such traffic and use rules and regulations as Landlord may promulgate and provide to Tenant from time to time.

                                    EXHIBIT G

                                OPTIONS TO EXTEND

OPTION TO EXTEND. Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Term of this Lease for two (2) additional consecutive periods of five (5) years each (hereinafter referred to respectively as the "First Extension Period" and the "Second Extension Period" and sometimes individually as an "Extension Period"), provided that (a) Tenant shall give Landlord notice of Tenant's exercise of such option at least nine (9) full calendar months prior to the expiration of (i) the Original Term in the case of the option with respect to the First Extension Period and (ii) the First Extension Period in the case of the option with respect to the Second Extension Period and (b) no Event of Default (after expiration of applicable notice and cure periods, if any) shall exist at the time of giving each applicable notice and on the date of the commencement of each respective Extension Period and (c) the original Tenant named in this Lease or its Affiliate is itself occupying the entire Premises both at the time of giving the applicable notice and at the time of commencement of the applicable Extension Period. Except for the amount of Annual Fixed Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional periods through which the Term of this Lease shall be extended as aforesaid, except that there shall be no further options to extend the Term of this Lease beyond the Second Extension Period, nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. If Tenant shall give notice of its exercise of each such option to extend in the manner and within the time period provided aforesaid, the Term of this Lease shall be extended upon the giving of each such notice without the requirement of any further attention on the part of either Landlord or Tenant except to the extent necessary to determine the Annual Fixed Rent as hereafter set forth. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above.

If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid or if any of the conditions set forth above are not satisfied as and when specified herein, Tenant shall have no right to extend the Original Term of this Lease, time being of the essence of the foregoing provisions. Failure of Tenant to timely exercise its option with respect to the First Extension Period shall terminate Tenant's rights with respect to the option for the Second Extension Period. Any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.

The Annual Fixed Rent payable for each twelve (12) month period during each Extension Period shall be 97.5% of the Fair Market Rental Value (as said term is hereinafter defined) calculated an each case as of commencement of the applicable Extension Period but in no event less than the Annual Fixed Rent plus Additional

Rent per annum payable for and with respect to the 12 calendar month period immediately preceding commencement of the applicable Extension Period. "Fair Market Rental Value" shall be computed as of the beginning of the applicable Extension Period at the then current annual rental charges, including provisions for subsequent increases and adjustments, for leases then currently being negotiated or executed in comparable space and buildings located in 9/90 Corporate Center and other similar first class office buildings in Framingham, MA. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, location of the premises, location of the building, allowances or lack of allowances (if any) and lease term.

Dispute as to Fair market Value. Landlord shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation to Tenant. If Tenant disagrees with Landlord's designation of the Fair Market Rental value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental value to arbitration as follows:
Fair Market Rental Value shall be determined by agreement between Landlord and Tenant but if Landlord and Tenant are unable to agree upon the Fair Market Rental Value at least seven (7) months prior to the date upon which the Fair Market Rental Value is to take effect, then the Fair Market Rental Value shall be determined by appraisal as follows: The Landlord and Tenant shall each appoint a Qualified Appraiser (as said term is hereinafter defined) at least six
(6) months prior to the commencement of the period for which Fair Market Rental value is to be determined and shall designate the Qualified Appraiser so appointed by notice to the other party. The two appraisers so appointed shall meet within ten (10) days after both appraisers are designated in an attempt to agree upon the Fair Market Rental Value for the applicable Extension Period and if, within fifteen (15) days after both appraisers are designated, the two appraisers do not agree upon the Fair Market Rental Value, then each appraiser shall, not later than thirty (30) days after both appraisers have been chosen, deliver a written report to both the Landlord and Tenant setting forth the Fair Market Rental value as determined by each such appraiser taking into account the factors set forth in this Exhibit G. If the lower of the two determinations of Fair Market Rental Value as determined by such two appraisers is equal to or greater than 95% of the higher of the Fair Market Rental Value as determined by such two appraisers, the Fair Market Rental value shall be deemed to be the average of such Fair Market Rental value as set forth in such two determinations. If the lower determination of Fair Market Rental Value is less than 95% of the higher determination of Fair Market Rental Value, the two appraisers shall promptly appoint a third Qualified Appraiser and shall designate such third Qualified Appraiser by notice to Landlord and Tenant. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. If the two appraisers cannot agree on the identity of the third Qualified Appraiser at least three (3) months prior to commencement of the period for which Fair Market Rental Value to be determined, then the third Qualified Appraiser shall be appointed by the American Arbitration Association ("AAA") sitting in Boston, Massachusetts and acting in accordance with its rules and regulations. The costs and expenses of the AAA proceeding shall be borne equally by the Landlord and Tenant. The third appraiser shall promptly make its own independent determination of Fair Market Rental Value for the Premises taking into account the factors set forth in this Exhibit G and shall promptly notify Landlord and Tenant of his determination. If the determinations of the Fair Market Rental Value of any two of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rental Value for the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two nearest in amount shall be deemed the Fair Market Rental Value. The Fair Market Rental Value of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. As indicated above, in no event shall the Fair Market Rental Value be less than the Annual Fixed Rent plus Additional Rent applicable to the 12 calendar month period immediately preceding the commencement of the applicable Extension Period. As used herein, the term "Qualified Appraiser" shall mean any disinterested person (a) who is employed by an appraisal firm of recognized competence in the greater Boston area, (b) who has not less than ten (10) years experience in appraising and valuing properties of the general location, type and character as the Premises, and (c) who is either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization). Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "Failing Party"), the other party may serve notice on the Failing Party requiring the Failing Party to appoint its appraiser within ten (10) days of the giving of such notice and if the Failing Party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of Fair Market Rental Value shall be binding and conclusive upon Tenant and Landlord. If, for any reason, Fair Market Rental Value shall not have been determined by the time of commencement of the Extension Period and until such rent is determined, Tenant shall pay Annual Fixed Rent during the Extension Period in an amount (the "Interim Rent") equal to the Annual Fixed Rent plus Additional Rent payable during the twelve (12) month period immediately preceding the Extension Period and upon receipt of a final determination of Fair Market Rental Value as hereinabove set forth, any overpayment or underpayment of Interim Rent shall be paid promptly to the party entitled to receive the same.

Witness our hands and seals this day of March, 1999.


Landlord:                              NDNE 9/90 CORPORATE CENTER LLC


                                       By:  ________________________________

                                       Its: ________________________________


Tenant:                                GENZYME TRANSGENICS CORPORATION


                                       By:  ________________________________

                                       Its: ________________________________

                                    Exhibit J

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS AGREEMENT is made this _____ day of March, 1999, by and among Genzyme Transgenics Corporation ("Tenant"), NDNE 9/90 Corporate Center LLC ("Landlord") and UNUM Life Insurance Company of America ("Mortgagee").

                                   WITNESSETH:

      WHEREAS, Landlord is the owner and holder of fee simple title in and to certain real property (the "Premises") situated in Framingham, County of Middlesex, Commonwealth of Massachusetts and described in Exhibit A attached hereto and by this reference made a part thereof; and

      WHEREAS, Landlord and Tenant have entered into an Agreement of Lease (the "Lease") dated as of March 26, 1999 demising a part of the Premises (the "Leased Premises") to Tenant; and

      WHEREAS, Landlord has made, executed and delivered to Mortgagee a certain Note (the "Note") dated December 14, i998, which Note is secured by a Mortgage and Security Agreement (the "Mortgage") of the Premises of even date with the Note, which Mortgage was filed for record in the Middlesex (South Registry of Deeds ("Registry") on December 14, 1998 as Instrument Number 1100 prior to the recording of this Agreement; and

      WHEREAS, the Lease was assigned by Landlord to Mortgagee by an Assignment of Rents, Leases and Other Benefits (the "Assignment"), filed for record in the aforesaid Office simultaneously with the recording of the Mortgage and prior to the recording of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Tenant, Landlord, and Mortgagee, intending to be legally bound hereby, covenant and agree as follows:

      1. The Lease and Tenant's leasehold estate created thereby, including all rights and options to purchase the Leased Premises, shall be and are completely and unconditionally subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, provided, however, that at anytime hereafter, at the election of the Mortgagee Mortgagee shall have the right to declare the Lease superior to the lien, provisions, operation and effect of the Mortgage.

      2. In the event Mortgagee obtains title to the Leased Premises through foreclosure or deed in lieu of foreclosure under the Mortgage and provided that Tenant is not in default under any provision of the Lease beyond any applicable notice, cure or grace periods and is then in possession of the Leased Premises neither the right of possession of Tenant to the Leased Premises nor (except as otherwise expressly provided in this agreement) shall any of the Tenant's other rights under the Lease be affected or disturbed, and Tenant agrees to continue occupancy of the Leased Premises under the same terms and conditions of the Lease and will attorn to the Mortgagee, its successors and assigns, to the same extent and with the same force as if Mortgagee were the Landlord under the Lease.

      3. By virtue of the Assignment, Mortgagee shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges, options and remedies of the Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Mortgagee were named therein as the Landlord.

      4. Mortgagee shall not, by virtue of the Assignment or this Agreement, be or become subject to any liability or obligation to Tenant under the Lease or otherwise, until Mortgagee shall have obtained title to the Leased Premises, by foreclosure or otherwise, and then only to the extent of liabilities or obligations accruing subsequent to the date that Mortgagee has obtained title to the Leased Premises. Furthermore, notwithstanding the foregoing to the contrary, Mortgagee shall not be liable for: (a) the completion of the Leased Premises or any improvements for Tenant's use and occupancy; (b) latent and/or patent defects in construction of the Leased Premises or any other part of the Premises; (c) breach of any representation or warranty in the Lease (including, but not limited to those relating to use, compliance with zoning, landlord's title, landlord's authority. habitability and/or fitness for a particular purpose) made or given by any prior landlord; (d) loss or damages resulting from environmental contamination not caused by Mortgagee; (e) consequential or punitive damages; or (f) for any reason, any amount in excess of the value of Mortgagee's interest in the Premises. Notwithstanding the foregoing to the contrary, the provisions of this paragraph 4 shall not be deemed or construed to relieve Mortgagee from any ongoing maintenance and repair obligations of the Landlord under Section 8.2 of the Lease even if the need for such repair or maintenance arose (without fault of Tenant) prior to the date Mortgagee obtains title.

      5. Tenant shall not pay an installment of rent or any part thereof more than one month prior to the due date of such installment, and Mortgagee shall be entitled to recover from Tenant, as rent under the Lease any payment of rent or additional rent made by Tenant to Landlord for more than one month in advance, and Mortgagee shall not be bound or affected by any amendment or modification of the Lease, made without the written consent of Mortgagee, which consent shall not be unreasonably withheld.

      6. Tenant shall not agree to an early buyout of its lease obligations without the prior written consent of Mortgagee. In the event such consent is given, Tenant agrees to deliver the buyout monies in full to Mortgagee.

      7. To the extent permitted by law, Tenant and Landlord agree that Mortgagee shall be entitled to all payments made by Tenant under the federal Bankruptcy Code (and/or similar state creditor's rights law) as the result of Tenant rejecting the Lease. Such lease rejection payments shall be made by Tenant directly to Mortgagee.

      8. After notice is given to Tenant by Mortgagee, pursuant to the Assignment, that the rentals under the Lease should be paid to Mortgagee, Tenant shall pay to Mortgagee, or in accordance with the directions of Mortgagee, all rentals and other monies due and to become due to the Landlord under the Lease, and Landlord hereby irrevocably authorizes Tenant to make such payments to Mortgagee and hereby releases and discharges Tenant of, and from any liability to Landlord on account of any such payments.

      9. This Agreement shall inure to the benefit of and shall be binding upon Tenant, Landlord and Mortgagee, and their respective heirs, personal representatives, successors and assigns. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

      10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.


                                     TENANT:

                                     Genzyme Transgenics Corporation


                                     By:  ________________________________

                                     Its: ________________________________


                                     LANDLORD:

                                     NDNE 9/90 Corporate Center LLC

                                     By:  NDNE 9/90, Inc.
                                     Its: Manager


                                     By:  ________________________________
                                          John J. O'Neil, III
                                     Its:  Executive Vice President

                                     MORTGAGEE:

                                     UNUM Life Insurance Company of America


                                     By:  ________________________________

                                     Its: ________________________________


STATE OF ______________________
COUNTY OF _____________________, ss ______________________, 19__

      Then personally appeared the above-named ___________________ and acknowledged the foregoing instrument to be his free act and deed, in his said capacity, and the free act and deed of said ___________________.


                                               ____________________________
                                               Notary Public


STATE OF ______________________
COUNTY OF _____________________, ss ______________________, 19__

      Then personally appeared the above-named ___________________ and acknowledged the foregoing instrument to be his free act and deed, in his said capacity, and the free act and deed of said ___________________.


                                               ____________________________
                                               Notary Public


STATE OF ______________________
COUNTY OF _____________________, ss ______________________, 19__

      Then personally appeared the above-named ___________________ and acknowledged the foregoing instrument to be his free act and deed, in his said capacity, and the free act and deed of said ___________________.


                                               ____________________________
                                               Notary Public


NDNE51

                                   EXHIBIT "A"

                                       FOR

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT